As filed with the Securities and Exchange Commission on April 30, 1999
                                                              File No. 333-

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        --------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                            ---------------------

                           BRUNSWICK CORPORATION
           (Exact name of registrant as specified in its charter)

            Delaware                                    36-0848180
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

            1 N. Field Ct.
            Lake Forest, IL                                     60045-4811
(Address of Principal Executive Offices)                        (Zip Code)


                              1991 STOCK PLAN
                          (Full Title of the Plan)

                               Mary D. Allen
               Vice President, General Counsel and Secretary
                           Brunswick Corporation
                               1 N. Field Ct.
                      Lake Forest, Illinois 60045-4811
                               (847) 735-4700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         ----------------------------

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities           Amount         Offering         Aggregate        Amount of
to be                to be          Price Per        Offering       Registration
Registered         Registered      Share(1)(2)       Price(2)          Fee(2)
--------------------------------------------------------------------------------

Common Stock
($0.75 par
value)(3)       5,000,000 shares    $22.2187       $111,093,500      $30,883.99

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 on the basis of the average of the high and low sale prices on April 23, 1999.
(2) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Plan in the event that, during the period that the Plan is in effect, the number of shares of Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation through reorganization, merger or consolidation, recapitalization, stock dividend, stock split, combination of shares, or otherwise. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.



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









                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

         The contents of the earlier Registration Statement on Form S-8 relating to the 1991 Stock Plan, File No. 333-04289, are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities to be issued under the Plan has been passed upon for the Corporation by Mary D. Allen, Vice President, General Counsel and Secretary of the Corporation, who holds 13,134 shares of Common Stock and options to acquire an additional 70,000 shares of Common Stock.

Item 8.  Exhibits.

         See the Exhibit Index which is incorporated herein by reference.









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







                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, State of Illinois, on April 29, 1999.

                                         BRUNSWICK CORPORATION


                                         By: /s/ Victoria J. Reich
                                            --------------------------------
                                             Victoria J. Reich
                                             Vice President and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1999.


   Signature                            Title
--------------                          -----

Peter N. Larson          Chairman of the Board, Chief Executive Officer
                         (Principal Executive Officer) and Director

Peter B. Hamilton        Executive Vice President and Chief Financial Officer
                         (Principal Financial Officer)
Victoria J. Reich        Vice President and Controller (Principal
                         Accounting Officer)

Nolan D. Archibald       Director

Jeffrey L. Bleustein     Director

Michael J. Callahan      Director       By: /s/ Victoria J. Reich
                                           -------------------------
                                               Victoria J. Reich
Manuel A. Fernandez      Director               Attorney-in-Fact

Peter Harf               Director

Jay W. Lorsch            Director

Rebecca Mark             Director

Bettye Martin Musham     Director

Ken Roman                Director

Robert L. Ryan           Director

Roger W. Schipke         Director







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







                               EXHIBIT INDEX
                               -------------

Exhibit No.   Description of Exhibit
-----------   ----------------------

     5.1 Opinion of Mary D. Allen, Vice President, General Counsel and Secretary of the Corporation

     23.1 Consent of Mary D. Allen, Vice President, General Counsel and Secretary of the Corporation (included in Exhibit 5.1).

     23.2      Consent of Arthur Andersen LLP.

     24.1      Powers of Attorney.




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